UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 28, 2025, Synaptics Incorporated (the “Company”) issued a press release regarding the entry into a definitive licensing agreement with Broadcom Inc. (“Broadcom”) that includes Broadcom’s Wi-Fi 8, ultra-wideband, Wi-Fi 7, advanced Bluetooth and next-generation GPS / GNSS products and technology for the IoT and AndroidTM ecosystem as further described in Item 8.01 below. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the due date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
On January 19, 2025, the Company and its affiliates entered into an Asset Purchase Agreement with Broadcom to acquire certain assets and assume certain liabilities related to an Android customer (the “Acquired Customer Business”), and obtain non-exclusive licenses relating to, certain of Broadcom’s Wi-Fi 8, ultra-wideband, Wi-Fi 7, advanced Bluetooth and next-generation GPS / GNSS products and technology for the IoT and Android TM ecosystem (the “Field of Use”), for $198 million in cash payable at the closing of the transactions thereunder (the “Closing”).

The parties have agreed to enter into at Closing an amendment to the Existing Product License Agreement between the Company and Broadcom and an amendment to the existing Derivative and Roadmap Products Agreement between the Company and Broadcom, pursuant to which Broadcom will provide (i) certain non-exclusive licenses to the Company for the right to manufacture and sell products relating to the Field of Use, (ii) development services for certain roadmap products, (iii) an agreement not to grant any third party the right to manufacture and sell the newly licensed products for the Acquired Customer Business for 42 months following Closing, and (iv) an agreement not to grant any third party the right to manufacture and sell a certain roadmap product for the Field of Use for one year after production readiness.
The parties have also agreed to enter into a Transition Services Agreement, under which the parties will provide one another with certain transition services following Closing.

Pursuant to the definitive agreements, each party has also agreed to indemnify the other for certain agreed items, including breaches of representations and warranties and breach of covenants in the definitive agreements, subject to certain limitations of liability.

The Closing is expected to occur on January 30, 2025.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
99.1	Press Release issued by Synaptics Incorporated on January 28, 2025.
104	Cover page interactive data file (embedded within the inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Asset Purchase Agreement, the proposed acquisition, the anticipated timeline and completion of the acquisition, and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside the Company’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset

Purchase Agreement; failure by the Company or Broadcom to satisfy any closing conditions of the acquisition; and macroeconomic and geopolitical conditions that could adversely affect the acquisition or its parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	January 28, 2025	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary